Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Atreca, Inc. 2019 Equity Incentive Plan and the Atreca, Inc. 2019 Employee Stock Purchase Plan, of our report dated February 26, 2021, relating to the consolidated financial statements of Atreca, Inc., which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ OUM & CO. LLP

San Francisco, California

February 26, 2021